Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Completes Acquisition of 16 State-of-the-Art Theatres

With 251 Screens from Rave Reviews Cinemas, LLC

COLUMBUS, GA – November 15, 2012 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today announced the closing of its previously announced purchase of 16 entertainment complexes with an aggregate of 251 screens based in seven states and 13 individual markets from Rave Reviews Cinemas, LLC (Rave), a portfolio company of BV Investment Partners.

Carmike Cinemas President and Chief Executive Officer David Passman stated, “This transaction is an important step along our path to achieving Carmike’s current goal of expanding the Company’s theatrical circuit to 300 entertainment complexes and 3,000 screens. We believe that we have ample liquidity and financial flexibility to facilitate our growth and will seek additional acquisition opportunities that will further enhance long-term value for our shareholders. We expect to quickly re-brand and integrate all 16 state-of-the-art theatres into the Carmike family and we enthusiastically welcome our new associates.”

Of the 16 theatres purchased, six are located in Alabama, four in Florida, two in Indiana, and one each in Illinois, Pennsylvania, Tennessee and Texas. All 251 auditoriums are fully digital and include stadium seating. Approximately 40% of the screens are 3-D-capable and seven theatres include IMAX® large format screens. All 251 screens are participants in the Screenvision Cinema Network.

Macquarie Capital acted as financial advisor and King & Spalding LLP acted as legal counsel to Carmike Cinemas in this transaction. Foros acted as financial advisor and Ropes & Gray LLP acted as legal counsel to Rave Reviews Cinemas.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of September 30, 2012, Carmike had 232 theatres with 2,242 screens in 35 states. Carmike’s digital cinema footprint reached 2,119 screens, including 208 theatres with 748 screens that are also equipped for 3-D. The circuit also includes 14 “Big D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious seating. As “America’s Hometown Theatre Chain,” Carmike’s primary focus for its locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding circuit expansion, additional acquisition opportunities, long-term stakeholder value, and additional operating gains, and beliefs about liquidity and financial flexibility. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR – Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416